Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

SECOND AMENDMENT dated as of January 12, 2009 (this “Amendment”) to EMPLOYMENT AGREEMENT dated as of February 28, 2003, as amended (the “Agreement”) by and among TRW Automotive Inc. (the “Company”), TRW Limited (“Limited”) and Steven Lunn (“Executive”).

WHEREAS, in order to conform the definition of Change in Control to that being used for other executive officers of TRW Automotive Holdings Corp., Executive, Limited and Company desire to amend the Agreement as set forth below.

In consideration of the premises and mutual covenants herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

2. Amendment to Section 7.d.(ii) of the Agreement. The first sentence of Section 7.d.(ii) of the Agreement shall be amended, effective January 1, 2009, by eliminating subsection (C) and adding the following subsections (C) and (D) to the end thereof:

“(C) any “person” or “group” (as defined above) other than AI or its Affiliates (as defined below) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition of such person or group) ownership of stock of Holdings or the Company possessing 30 percent or more of the total voting power of the stock of Holdings or the Company, as applicable, or

(D) a majority of the members of the Board of Directors of Holdings (the “Holdings Board”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Holdings Board, as it was constituted at the beginning of such 12-month period.”

3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof, except that provisions which expressly set forth a later effective date shall become effective on such later date.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the United Kingdom, without regard to conflicts of laws principles thereof.

5. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

TRW Automotive Inc.

By:	/s/ David L. Bialosky	/s/ Steven Lunn

Name: David L. Bialosky Title: Executive Vice President and General Counsel		Steven Lunn

TRW Limited

By:	/s/ David L. Bialosky

Name: David L. Bialosky Title: Attorney-in-Fact

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